Exhibit 10.4
PLEDGE AGREEMENT
     PLEDGE AGREEMENT, dated as of March 9, 2006, among: (1) W LAB ACQUISITION CORP., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Borrower”); (2) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”, and, together with the Borrower, called, collectively, the “Principal Companies” and, singly, a “Principal Company”); (3) the Subsidiaries of the Parent Company and of the Borrower from time to time party hereto (all of the Subsidiaries of the Parent Company or of the Borrower from time to time party hereto and bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the “Subsidiary Guarantors”) (the Parent Company, the Borrower and each Subsidiary Guarantor from time to time party to or otherwise bound by this Agreement being hereinafter called, collectively, the “Pledgors”, and, singly, a “Pledgor”); and (4) NEWSTAR FINANCIAL, INC., as administrative agent and collateral agent for the benefit of Secured Parties (hereinafter, together with its successors as administrative agent for the benefit of Secured Parties, called, the “Pledgee”).
RECITALS:
     A. The Parent Company, the Borrower, the several Lenders from time to time party thereto, and NewStar Financial, Inc., as Administrative Agent for the Lenders, are party to the Credit Agreement, dated as of March 9, 2006, providing for the making of Credit Extensions to the Borrower, all as contemplated and provided thereby.
     B. Each Subsidiary Guarantor from time to time party hereto is a direct or indirect Subsidiary of the Parent Company or of the Borrower.
     C. The Parent Company, the Borrower and the Subsidiary Guarantors have guaranteed all of the Obligations of each of the other Loan Parties under the Loan Documents pursuant to the Guaranty Agreement, dated as of March 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), entered into by the Parent Company, the Borrower, and NewStar Financial, Inc., as the administrative agent for the benefit of the Secured Parties.
     D. It is a condition precedent to the initial Credit Extension made under the Credit Agreement and the other Loan Documents that each of the Parent Company, the Borrower and the Subsidiary Guarantors shall have executed and delivered this Agreement.
     E. Each Pledgor will obtain substantial direct or indirect financial and other benefits from Credit Extensions made or to be made to the Borrower under the Credit Agreement and the other Loan Documents, and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition precedent described in preceding Recital D and in order to induce Secured Parties to make Credit Extensions to the Borrower under the Credit Agreement and the other Loan Documents.
     NOW, THEREFORE, in consideration of the foregoing and the substantial direct or indirect financial and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby, jointly and severally, makes the following representations and warranties to the Pledgee for the benefit of Secured Parties and hereby, jointly and severally, covenants and agrees with the Pledgee for the benefit of Secured Parties as follows:
     1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of each of the Secured Parties in order to secure the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (as that term is defined in the Credit Agreement).
     2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.
     (b) The following capitalized terms used herein shall have the definitions specified below:
     “Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.
     “Agreement” shall mean this Pledge Agreement, as the same may from time to time be amended, modified, extended, renewed, replaced, restated or supplemented.
     “Borrower” shall have the meaning set forth in the Preamble hereto.
     “Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.
     “Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.
     “Collateral” shall have the meaning set forth in Section 3.1 hereof
     “Collateral Accounts” shall mean, in relation to any Pledgor, any and all accounts established and maintained by the Pledgee in the name of such Pledgor and to which any Collateral may from time to time be credited.
     “Credit Agreement” shall mean the Credit Agreement, dated as of March 9, 2006, among the Parent Company, the Borrower, the several Persons from time to time party thereto as Lenders thereunder, and the Administrative Agent, providing for the making of Credit Extensions to the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.
     “Domestic Corporation” shall have the meaning set forth in the definition of the term “Stock.”
     “Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC).

     “Foreign Corporation” shall have the meaning set forth in the definition of the term “Stock.”
     “Indemnitees” shall have the meaning set forth in Section 11 hereof.
     “Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.
     “Investment Property” shall have the meaning given such terms in Section 9-102(a)(49) of the UCC.
     “Limited Liability Company Assets” shall mean all Property, whether tangible or intangible, and whether real, personal or mixed (including, without limitation, all limited liability company capital and interests in any other limited liability company), at any time owned or represented by any Limited Liability Company Interests.
     “Limited Liability Company Interests” shall mean all of the limited liability company membership interests at any time or from time to time owned or acquired by any Pledgor in any limited liability company.
     “Non-Voting Stock” shall mean all Equity Interests of a Foreign Corporation which is not Voting Stock.
     “Notes” shall mean, in relation to any Pledgor, all promissory notes or other similar Instruments at any time issued to any Pledgor by the Parent Company or by any Subsidiary of the Parent Company or of the Borrower.
     “Obligations” shall have the meaning set forth in Section 1 hereof.
     “Parent Company” shall have the meaning set forth in the Preamble hereto.
     “Partnership Assets” shall mean all Property, whether tangible or intangible, and whether real, personal or mixed (including, without limitation, all partnership capital and interests in any other partnership), at any time owned or represented by any Partnership Interests.
     “Partnership Interests” shall mean all of the general partnership interests and all of the limited partnership interests at any time or from time to time owned or acquired by any Pledgor in any general partnership or limited partnership.
     “Pledged Notes” shall have the meaning set forth in Section 3.5 hereof.
     “Pledgee” shall have the meaning set forth in the Preamble hereto.
     “Pledgor” and “Pledgors” shall have the meanings set forth in the Preamble hereto.
     “Principal Companies” and “Principal Company” shall have the meaning set forth in the Preamble hereto.

     “Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.
     “Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.
     “Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.
     “Security” shall have the meaning given such term in Section 8-102(a)(15) of the UCC, and shall in any event include all Stock and Notes (to the extent the same constitute “Securities” under Section 8-102(a)(15)).
     “Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.
     “Stock” shall mean (a) with respect to any corporation that is incorporated under the laws of the United States or any State or territory thereof (each, a “Domestic Corporation”), all of the issued and outstanding Equity Interests of any Domestic Corporation at any time owned or acquired by any Pledgor, and (b) with respect to any corporation that is not a Domestic Corporation (each a “Foreign Corporation”), all of the issued and outstanding Equity Interests of any Foreign Corporation at any time owned or acquired by any Pledgor.
     “Subsidiary Guarantor” shall have the meaning set forth in the Preamble hereto.
     “Termination Date” shall have the meaning set forth in Section 19(a) hereof.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that, if perfection or priority of any security interest in any item or portion of Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and purposes of definitions relating to such provisions.
     “Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.
     “Voting Stock” shall mean all classes of Equity Interests of any Foreign Corporation entitled to vote.
     3. PLEDGE AND GRANT OF SECURITY INTEREST; ETC.
     3.1. Pledge. To secure the prompt payment and performance of all and each and every part of the Obligations now or at any time hereafter owed or to be paid or performed by each or any of the Loan Parties, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Parties, and does hereby create a continuing security interest and Lien (subject to Liens from time to time permitted to exist with respect to any Collateral pursuant to the Credit Agreement and the other Loan Documents from time to time in effect) in favor of the Pledgee for the benefit of the Secured Parties in and upon, all of the right, title and interest of such Pledgor in and to each of the following, whether now existing or hereafter from time to time created, arising or acquired (collectively, the “Collateral”):
     (a) each of the Collateral Accounts of such Pledgor, including any and all of the Property of whatsoever type or kind from time to time deposited by such Pledgor in each such Collateral Account, whether such Property is now owned or existing or is hereafter created or acquired, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or by any of the other Loan Documents to be deposited in such Collateral Account, and all Investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;
     (b) all Securities owned or acquired by such Pledgor from time to time;
     (c) all Limited Liability Company Interests owned or acquired by such Pledgor from time to time, and all of its right, title and interest in each limited liability company to which each of such interests relates, whether now existing or hereafter created, arising or acquired, including, without limitation:
     (i) all of its capital therein and all of its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;
     (ii) all other payments due or to become due to such Pledgor in respect of such Limited Liability Company Interests, whether under any limited liability company agreement, other Governing Documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
     (iii) all of its claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under any limited liability company agreement, operating agreement or other Governing Documents, or at law, or otherwise in respect of any such Limited Liability Company Interests;
     (iv) all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;
     (v) all of such Pledgor’s rights under any limited liability company agreement, operating agreement or other Governing Documents, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement, operating agreement or other Governing Documents, to execute any Instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Assets, to enforce or execute any checks or other Instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
     (vi) all other Property from time to time hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and Instruments representing or evidencing such other Property, and all cash, Securities, interest, dividends, rights and other Property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
     (d) all Partnership Interests owned or acquired by such Pledgor from time to time, and all of its right, title and interest in each partnership to which each of such interests relates, whether now existing or hereafter created, arising or acquired, including, without limitation:
     (i) all of its capital therein and all of its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;
     (ii) all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement, other Governing Documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
     (iii) all of its claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under any partnership agreement, operating agreement or other Governing Documents, or at law, or otherwise in respect of any such Partnership Interests;
     (iv) all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;
     (v) all of such Pledgor’s rights under any partnership agreement, operating agreement or other Governing Documents, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, operating agreement or other

Governing Documents, to execute any Instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Assets, to enforce or execute any checks, or other Instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
     (vi) all other Property from time to time hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and Instruments representing or evidencing such other Property, and all cash, Securities, interest, dividends, rights and other Property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
     (e) all Security Entitlements owned or acquired by such Pledgor from time to time in any and all of the foregoing;
     (f) all Financial Assets and Investment Property owned or acquired by such Pledgor from time to time; and
     (g) all Proceeds of any and all of the foregoing;
provided, however, that (i) (A) no Pledgor shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation, unless a pledge of more than 65% of the Voting Stock of such Foreign Corporation would not trigger any adverse tax consequences to any of the Principal Companies or their Subsidiaries, and (B) each Pledgor shall in any event be required to pledge hereunder 100% of the Non-Voting Stock of any Foreign Corporation at any time or from time to time owned or acquired by such Pledgor; and (ii) “Collateral” shall not include (A) Equity Interests or other interests held by the Parent Company in any of the Excluded Subsidiaries, and (B) any Property in which a Pledgor is not permitted, by Applicable Law or by the terms of any Instrument to which such Pledgor is a party or by which such Pledgor or any of its Property is bound, to grant a security interest or Lien.
     3.2. Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged and be subject to pledge pursuant to Section 3.1 of this Agreement, and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions and undertake the following procedures as set forth below (as promptly as practicable after it first establishes ownership of or otherwise acquires or obtains any right, title or interest in such Collateral) for the benefit of the Pledgee and the other Secured Parties:
     (i) with respect to any Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed in blank (with signature guaranteed);
     (ii) with respect to any Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall, if requested by the Administrative Agent, use reasonable efforts to cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Parties in a form reasonably satisfactory to the Pledgee pursuant to which such issuer shall agree to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person; provided that the Pledgee shall not so originate any instructions to any such issuer unless an Event of Default has occurred and is continuing;
     (iii) with respect to any Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions (A) required (1) to comply with the applicable rules of such Clearing Corporation, and (2) to perfect the security interests of the Pledgee under Applicable Law (including, in any event, under Sections 9-312(a), 9-314(a), 9-106(a) and 8-106(d) of the UCC), and (B) as the Pledgee reasonably deems necessary or desirable to effect the foregoing;
     (iv) with respect to any Partnership Interests or any Limited Liability Company Interests (other than any Partnership Interests or Limited Liability Interests credited on the books of a Clearing Corporation), (A) if such Partnership Interests or Limited Liability Company Interests are represented by a certificate, such Pledgor shall complete the procedures set forth in Section 3.2(a)(i), and (B) if such Partnership Interests or Limited Liability Company Interests are not represented by a certificate, such Pledgor shall complete the procedures set forth in Section 3.2(a)(ii);
     (v) with respect to any Note, such Pledgor shall physically deliver such Note to the Pledgee, endorsed in blank; and
     (vi) upon written request of the Pledgee while any Event of Default shall be continuing, with respect to cash, (A) such Pledgor shall establish with the Pledgee a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person without the prior written consent of the Pledgee), and (B) such Pledgor shall deposit such cash in such cash account.

     (b) In addition to the actions required to be taken pursuant to paragraph (a) of this Section 3.2, each Pledgor shall take, or authorize the taking of, the following additional actions with respect to the Collateral:
     (i) with respect to all Collateral of such Pledgor with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the Applicable Laws of any relevant State), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and
     (ii) such Pledgor irrevocably authorizes the Pledgee at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto, on forms covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest and Lien in the Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the Applicable Laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC).
     3.3. Subsequently Acquired Collateral. If any Pledgor shall obtain or otherwise acquire (by purchase, merger, stock dividend, capital contribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1, and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2, and with respect to any Equity Interests any Pledgor shall obtain or otherwise acquire after the Closing Date, will promptly thereafter deliver to the Pledgee (a) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Parties) hereunder, and (b) such supplements to Annexes B and C hereto as are reasonably necessary to cause such Annexes to be complete and accurate at such time.
     3.4. Transfer Taxes. Each pledge of Collateral pursuant to Section 3.1, Section 3.2 or Section 3.3 shall be accompanied by any applicable transfer tax stamps required in connection with the pledge of such Collateral.
     3.5. Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”.
     3.6. Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that, except as the Annexes hereto may be supplemented from time to time pursuant to Section 3.3: (a) each Subsidiary of such Pledgor, and the direct ownership thereof, is identified in Annex B hereto; (b) the Equity Interests held by such Pledgor consists of the number and type of Equity Interests of the corporations, limited liability companies and other entities identified in Annex C hereto; (c) such Equity Interests constitute that percentage of the issued and outstanding Equity Interests of the issuer as is set forth in Annex C hereto; (d) such Pledgor does not hold any Notes; (e) except as otherwise identified and described in Annex B and Annex C hereto, such Pledgor does not hold any Limited Liability Company Interests; (f) such Pledgor does not hold any Partnership Interests; (g) such Pledgor has complied with the applicable procedures set forth in Section 3.2(a) with respect to each item of Collateral described in Annexes B and C hereto; and (h) such Pledgor owns no other Securities.
     3.7. Security for Obligations; Supplement to Credit Agreement; etc.
     (a) This Agreement (and the Pledged Collateral) secures the prompt payment in full and performance when due of all and each of the Obligations of each of the Loan Parties (including the Borrower), including all Obligations of the Borrower and the other Pledgors under the Credit Agreement and the other Loan Documents.
     (b) This Agreement, the pledges, security interests and Liens created hereby, and the covenants and other agreements contained herein, are in addition and supplemental to the provisions of the Credit Agreement, the Guaranty Agreement and the Security Agreement, and the rights, powers and remedies given to the Pledgee hereby are cumulative and are in addition to all of the rights, powers and remedies created by or existing under the Credit Agreement, the Guaranty Agreement and the Security Agreement.
     3.8. Security for Obligations; Supplement to Credit Agreement; etc.
     The Pledgee may from time to time, at its option, perform any act which any Pledgor shall have agreed hereunder or under any other Loan Document to perform and which such Pledgor shall fail to perform within a reasonable time after being requested in writing to so perform (it being understood that no such request need be given during the continuance of any Default or Event of Default), and the Pledgee may from time to time take any other action which the Pledgee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of the security interests therein. The Pledgee will exercise reasonable care in the custody and preservation of the Collateral in its possession.
     4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS; ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.
     5. VOTING; ETC., WHILE NO EVENT OF DEFAULT. Unless there shall be continuing any Event of Default, each Pledgor shall be entitled to exercise any and all voting or other rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided, however, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit

Agreement or any of the other Loan Documents, or which would have the effect of materially impairing the value of the Collateral or any material part thereof or the position or interests of the Pledgee or any other Secured Party therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications with respect to all or any part of the Collateral owned by it shall cease if (a) any Event of Default shall be continuing, and (b) the Pledgee shall notify such Pledgor in writing of the Pledgee’s decision to exercise such rights with respect to all or (as the case may be) such part of such Collateral.
     6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless any Event of Default shall be continuing, and except as otherwise provided by the Credit Agreement or by the following sentences of this Section 6, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of any Collateral owned by any Pledgor shall be paid to (and may be retained by) such Pledgor. To the extent contemplated and provided by Section 3.3 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:
     (a) all other or additional Stock, Equity Interests, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;
     (b) all other or additional Stock, Equity Interests, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this Section 6) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;
     (c) all other or additional Stock, Equity Interests, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this Section 6) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization; and
     (d) if and as so requested by the Pledgee in writing during the continuation of any Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts paid or payable in respect of all or any part of the Collateral.
All rights of any Pledgor to receive and to retain any cash dividends, cash distributions, cash Proceeds or other cash amounts paid or payable in respect of all or any part of the Collateral owned by it shall cease if (i) any Event of Default shall be continuing, and (ii) the Pledgee shall notify the Borrower or such Pledgor in writing of the Pledgee’s decision to receive all or (as the case may be) any part of such cash dividends or other such cash amounts. Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the Proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of the Credit Agreement or any of the other Loan Documents or this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee and the other Secured Parties, shall be segregated from other Property or funds of such Pledgor, and shall be forthwith paid over to the

Pledgee as Collateral in the same form as so received (with any necessary endorsements).
          7. REMEDIES IN CASE OF ANY EVENT OF DEFAULT. If any Event of Default shall be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any of the other Loan Documents or by law) for the protection and enforcement of its rights and remedies in respect of the Collateral, including, without limitation, all of the rights and remedies of a secured party upon default under the UCC, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights and remedies, which each Pledgor hereby irrevocably agrees to be commercially reasonable:
          (a) to receive all amounts (including cash) payable or distributable in respect of the Collateral;
          (b) to transfer all or any part of the Collateral into the Pledgee’s name or into the name of any of its nominees or into the name of any of its sub-agents;
          (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);
          (d) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though the Pledgee were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
          (e) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other Property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, however, that at least ten (10) days’ prior written notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such prior written notice of sale has theretofore been given. Each purchaser at any such sale shall hold the Property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby irrevocably waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, to require marshalling of the Collateral or any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which such Pledgor now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by Applicable Law, the Pledgee on behalf of all Secured Parties (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and
          (f) to set-off all or any part of the Collateral against all or any part of the Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.
          8. REMEDIES; ETC.; CUMULATIVE. (a) Each right, power and remedy of the Pledgee provided for in this Agreement or in any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to each and every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Party of any or all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Loan Documents, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or of any other Secured Party to take any other or further action in any circumstances without demand or notice.
          (b) Each of the Secured Parties agrees that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Parties shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon any of the Collateral granted or to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents. It is understood that the agreement of the Secured Parties contained in this paragraph (b) is among, and solely for the benefit of, the Secured Parties and that, if the Required Lenders so agree (without requiring the consent of any Pledgor), this Agreement may be directly enforced by any Secured Party.
          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, together with all other moneys from time to time received by the Pledgee hereunder, shall be applied in accordance with Section 8.3 of the Credit Agreement.
          (b) All payments required to be made hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Parties.
          (c) For purposes of applying payments received in accordance with this Section 9, (i) the Pledgee shall determine the outstanding unpaid Obligations owed to the Secured Parties under the Credit Agreement and the other Loan Documents, and (ii) the Pledgee may rely on any Secured Party to determine any other Obligations owed to such Secured Party.

          (d) It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency remaining after the application of all of the proceeds of the Collateral hereunder to the unpaid Obligations as provided by Section 9(a)hereof.
          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale of the consideration paid or delivered pursuant to such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of all or any part of such consideration paid over or delivered to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.
          11. INDEMNITY. Without duplication of the indemnities provided under any other Loan Document, each Pledgor jointly and severally irrevocably agrees (a) to indemnify and hold harmless the Pledgee, each other Secured Party and their respective successors, assigns, employees, agents and servants (individually, an “Indemnitee”, and, collectively, the “Indemnitees”) on demand from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (b) to reimburse each Indemnitee on demand for all reasonable costs and expenses actually incurred by such Indemnitee, including Attorney Costs for the Administrative Agent or any of the Secured Parties, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Loan Document (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for, preserve and protect, moneys or other Property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, each such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all of the Credit Extensions made under the Credit Agreement, the termination of all Specified Swap Agreements, and the payment of all of the other Obligations, and notwithstanding the discharge thereof.
          12. FURTHER ASSURANCES; POWERS OF ATTORNEY. (a) Each Pledgor agrees that, upon reasonable request of the Pledgee, such Pledgor will assist the Pledgee in executing, if reasonably deemed necessary or appropriate by the Pledgee, and, at such Pledgor’s own cost and expense, filing and refiling under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wheresoever required or permitted by law in order to perfect and preserve the Pledgee’s security interests in the Collateral hereunder and hereby authorizes the

Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and Instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.
          (b) Each Pledgor hereby irrevocably appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Pledgee’s discretion to take any action and to execute any Instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.
          13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee shall hold, in accordance with this Agreement, all items of the Collateral at any time received by the Pledgee under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article 9 of the Credit Agreement.
          14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber all or any part of the Collateral or any interest therein (except, in each case, in accordance with or as otherwise permitted by the terms of this Agreement, the Credit Agreement and the other Loan Documents).
          15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:
     (i) it is the legal, beneficial and record owner of, and has good legal title to, all Collateral consisting of one or more Securities and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no Lien, except the Liens created by this Agreement or otherwise permitted by the terms of the Credit Agreement);
     (ii) it has full power, authority and legal right to pledge all of the Collateral pledged or to be pledged by it pursuant to this Agreement;
     (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing;

     (iv) except to the extent already obtained or made, no consent of any other Person (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or of any of its Subsidiaries), and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by such Pledgor in connection with (A) the execution, delivery or performance of this Agreement, (B) the validity or enforceability of this Agreement, (C) the perfection or enforceability of the Pledgee’s security interests in the Collateral, (D) except for compliance with or as may be required by applicable federal and state securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein, or (E) except for compliance with or as may required by any applicable partnership agreement, limited liability company agreement or other Governing Document relating to any partnership or limited liability company that is not a wholly-owned Subsidiary of the Parent Company or of the Borrower, the exercise by the Pledgee of any of its rights or remedies provided herein with respect to the Partnership Interests or Limited Liability Company Interests relating to such partnership or limited liability company;
     (v) the execution, delivery and performance of this Agreement will not violate any provision of any Applicable Law or of any order, judgment, writ, award or decree of any court, arbitrator or other Governmental Authority applicable to such Pledgor, or of the Governing Documents of such Pledgor or of any Securities issued by such Pledgor or by any of its Subsidiaries, or of any material mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other contract, agreement or Instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective Property and will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the Property of such Pledgor or of any of its Subsidiaries (other than the Liens created by the Loan Documents), except in such instances in which (A) such requirement of Applicable Law, order, judgment, writ, award or decree is being contested in good faith by appropriate proceedings diligently conducted or (B) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;
     (vi) all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly issued under and authorized by the applicable Governing Documents and is not subject to capital call by such Pledgor except as provided in the applicable Governing Documents; provided, however, that Collateral consisting of Limited Liability Company Interests or Partnership Interests may require further payments and/or assessments in respect thereof in accordance with the partnership agreements, limited liability company agreements or other Governing Documents relating thereto or Applicable Law;

     (vii) to the Pledgors’ knowledge, each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing;
     (viii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities (together with Instruments of transfer therefor) pursuant to this Agreement creates a valid and perfected first-priority security interest in such Securities, and the Proceeds thereof, subject to no prior Liens or to any agreement purporting to grant to any third party any Lien on the Property of such Pledgor which would include such Securities (in each case, other than Liens permitted under the Credit Agreement), and the Pledgee is entitled to all of the rights, priorities and benefits afforded by the UCC or other Applicable Law as enacted in any applicable jurisdiction to perfected security interests in respect of such Collateral; and
     (ix) Upon delivery of the security certificates representing such Certified Securities to the Pledgee, effectively endorsed to the Pledgee in blank, “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC; provided, however, that, in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.
          (b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Securities and the Proceeds thereof against the claims and demands of all Persons whomsoever (other than Liens permitted under the Credit Agreement); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other Property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interests therein of the Pledgee and the other Secured Parties.
          16. LEGAL STATUS. With respect to any proposed change to the legal name, type of organization, jurisdiction of organization and organizational identification number, if any, of each Pledgor, each Pledgor shall prior to effecting such change take all action, satisfactory to the Pledgee, to maintain the security interests of the Pledgee in the Collateral required to be granted hereby at all times fully perfected and in full force and effect.
          17. PLEDGORS’ OBLIGATIONS ABSOLUTE; ETC. (a) The Obligations of each Pledgor under this Agreement shall be absolute, unconditional and irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof or as otherwise provided in the Loan Documents), including, without limitation:
     (i) the dissolution, termination of existence, winding up, bankruptcy, liquidation, insolvency, appointment of a receiver for all or any part of the Property of, assignment for the benefit of creditors by, or the commencement of any Insolvency Proceeding by or against, any of the other Pledgors or any of the Subsidiaries of any of the Pledgors;
     (ii) the absorption, merger or consolidation of, or the effectuation of any other change whatsoever in the name, ownership, membership, constitution or place of organization or formation of, any of the Pledgors or any of their Subsidiaries;
     (iii) any extension or postponement of the time for the payment of any of the Obligations of any of the Pledgors, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by any of the Secured Parties in respect of any of the Obligations of any of the Pledgors, the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral or Liens securing any of the Obligations of any of the Pledgors, or the addition, substitution or release, in whole or in part, of any Person or Persons (including any of the Pledgors or Subsidiary Guarantors) primarily or secondarily liable in respect of any of the Obligations of any of the Pledgors;
     (iv) any action or delay in acting or failure to act on the part of any Secured Party under any of the Loan Documents or in respect of any Obligations of any of the Pledgors or any collateral or Liens securing any Obligations of any of the Pledgors or otherwise, including (A) any action by any Secured Party to enforce any of its rights, remedies or claims in respect of any collateral or Liens securing any Obligations of any of the Pledgors, (B) any failure by any Secured Party strictly or diligently to assert any rights or to pursue any remedies or claims against any of the Pledgors or any other Person or Persons under any of the Loan Documents or provided by statute or at law or in equity, (C) any failure by the Pledgee or by any other Secured Party to perfect or to preserve the perfection or priority of any of its Liens securing any of the Obligations of any of the Pledgors, or (D) any failure or refusal by the Pledgee or by any other Secured Party to foreclose or to realize upon any collateral or Liens securing any of the Obligations of any of the Pledgors, or to take any action to enforce any of its rights, remedies or claims under any of the Loan Documents;
     (v) any modification or amendment of, or any supplement or addition to, any of the Loan Documents;
     (vi) any waiver, consent or other action or acquiescence by the Pledgee or by any other Secured Party in respect of any default by any of the Pledgors in its performance or observance of or compliance with any term, covenant or condition contained in any of the Loan Documents;
     (vii) the existence or creation at any time or times on or after the date of this Agreement of any claim, defense, right of set-off or counterclaim of any nature whatsoever of any Pledgor against any of the other Pledgors or Loan Parties or against any of the Secured Parties;
     (viii) any incapacity or lack of authority of any Pledgor;
     (ix) any of the Obligations of any of the Pledgors or any of the Loan Documents or any provision of any thereof or any of the Liens securing any of the Obligations of any of the Pledgors shall at any time and for any reason whatsoever cease to be in full force or effect with respect to any one or more of the Pledgors or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence in relation to any one or more of the Pledgors, or any of the Obligations of any one or more of the Pledgors or any Liens securing any of the Obligations of any one or more of the Pledgors shall be subject to avoidance, or shall be avoided, as a fraudulent transfer or fraudulent conveyance, whether prior to or after the commencement of any Insolvency Proceedings; or
     (x) the existence of any other condition or circumstance or the occurrence of any other event or condition that might otherwise constitute a legal or equitable discharge of or a suretyship defense to performance by any Pledgor of any of its Obligations to any of the Secured Parties.
          (b) Each Pledgor hereby absolutely, unconditionally and irrevocably waives, to the extent permitted under Applicable Law, all suretyship and other similar defenses to performance by such Pledgor of any of its Obligations to the Pledgee or to any of the other Secured Parties.
          (c) This Agreement shall be effective as to and shall be enforceable by the Pledgee against each Pledgor from and after the execution and delivery by such Pledgor of a counterpart of this Agreement. The agreements and obligations of each Pledgor under this agreement are separate and independent from and in addition to the agreements and Obligations of each other Pledgor under the Guaranty Agreement and the other Collateral Documents and shall be enforceable by the Pledgee against each Pledgor notwithstanding (i) the failure of any other Pledgor party thereto to execute and deliver a counterpart of this Agreement or the Guaranty Agreement, (ii) the invalidity, unenforceability or inadmissibility in evidence of this Agreement or the Guaranty Agreement against any other Pledgor party thereto, (iii) the release by the Pledgee of all or any of the other Pledgors from all or any part of their Obligations under this Agreement or the Guaranty Agreement, or the release by the Pledgee of all or any part of the Collateral granted by all or any of the other Pledgors to the Pledgee under this Agreement or any of the other Collateral Documents, or (iv) any waiver by the Pledgee of, or any consent by the Pledgee to any departure from, any of the agreements or Obligations of any other Pledgor under this Agreement or the Guaranty Agreement on any occasion or occasions, or any failure by the Pledgee to enforce any of the agreements or Obligations of any other Pledgor under this

Agreement, any of the other Collateral Documents or the Guaranty Agreement on any occasion or occasions.
          (d) Each of the Pledgors hereby absolutely, unconditionally and irrevocably assents to and waives notice of, and waives any defenses that it may otherwise have as a result of, any and all circumstances, occurrences and other matters specified in clauses (i) through (x) of paragraph (a) of this Section 17.
          18. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem reasonably necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (b) may approach and negotiate with a single possible purchaser to effect such sale; and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
          19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement and the pledge and security interest granted hereunder, shall terminate and all rights to the Collateral shall revert to the applicable Pledgor (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper Instrument or Instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and Instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse, and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its nominees or sub-agents hereunder, and, with respect to any Collateral consisting of an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), a Partnership Interest or a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv). As used in this Agreement, the term “Termination Date” shall mean the date upon which all of the Commitments shall have terminated in full, no Loans or Notes under the Credit Agreement shall be outstanding, and all Obligations (other than Obligations pursuant to the Specified Swap Agreements) shall have been paid in full and in cash.
          (b) In the event that any part of the Collateral is Disposed of in connection with a Disposition permitted by Section 7.5 of the Credit Agreement or otherwise released at the direction of the Required Lenders (or all Lenders if required by Section 10.1 of the Credit Agreement), and the proceeds of such Disposition or Dispositions or from such release are applied in accordance with the terms of the Credit Agreement, to the extent required to be so applied, such Collateral will be Disposed of free and clear of the Liens created by this Agreement, and the Administrative Agent, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper Instrument or Instruments (including Uniform Commercial Code termination statements) to evidence the release of such Collateral and will duly assign, transfer and deliver to such Pledgor (without recourse, and without any representation or warranty) such of the Collateral as is then being (or has been) so Disposed of or released and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement..
          20. NOTICES; ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first-class mail, postage prepaid, addressed:
          (a) if to any Pledgor or the Administrative Agent, at such person’s address set forth underneath its signature below; and
          (b) if to any Secured Party (other than the Administrative Agent), at such address as such Secured Party shall have specified in the Credit Agreement;
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
          21. THE PLEDGEE. The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and in this Agreement.
          22. WAIVER; AMENDMENT. Except as contemplated in Section 25 hereof, none of the terms or conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by each Pledgor directly and adversely affected thereby and by the Pledgee (with the consent of (a) the Required Lenders, or (b) to the extent required by Section 10.1 of the Credit Agreement, all of the Lenders).
          23. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect, subject to release and/or termination as set forth hereunder, (b) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders, or to the extent required by Section 10.1 of the Credit Agreement, all of the Lenders), and (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Parties and their respective successors, transferees and assigns. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all of the parties hereto.
          24. WAIVER OF JURY TRIAL; ETC. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO AGREES TO BE BOUND BY THE PROVISIONS SET FORTH IN SECTION 10.14 AND SECTION 10.15 OF THE CREDIT AGREEMENT WITH THE SAME FULL FORCE AND EFFECT AS IF SET FORTH IN FULL HEREIN AND MADE EXPRESSLY APPLICABLE TO EACH PARTY HERETO.
          25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Parent Company or of the Borrower that is required to become a party to and bound by this Agreement pursuant to the Credit Agreement or any of the other Loan Documents shall automatically (without any action on the part of any party hereto) become a Pledgor hereunder by executing a counterpart hereof, or (alternatively) by executing a supplement to this Agreement or a joinder agreement, (in each case) in form and substance reasonably satisfactory to the Pledgee, and (in each case) by delivering the same to the Pledgee.
          26. FULL RECOURSE. This Agreement is made with full recourse to each of the Pledgors and pursuant to and upon all of the representations, warranties, covenants and agreements on the part of each of the Pledgors contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.
          27. OBLIGATIONS OF PLEDGORS.
          (a) It is the desire and intent of each of the Pledgors and the Secured Parties that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.
          (b) Notwithstanding anything else to the contrary in this Pledge Agreement, each of the Secured Parties agrees that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Parties shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon any of the Collateral or other security granted or to be granted by any of the

Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Parties upon the terms of this Agreement and the Collateral Documents. It is understood that the agreement of the Secured Parties contained in this Section 27 is among and solely for the benefit of the Secured Parties and that, if the Required Lenders so agree (without requiring the consent of any Pledgor), this Pledge Agreement may be directly enforced by any Pledgee.
          28. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Party liable as a member of any limited liability company or partnership, and neither the Pledgee nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner pursuant hereto of Collateral consisting of Limited Liability Company Interests or Partnership Interests, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Party and/or any Pledgor.
          (b) Except as provided in the last sentence of paragraph (a) of this Section 28, the Pledgee, by becoming a party to this Agreement, did not intend to become a member of any limited liability company or partnership or otherwise intend to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein, and the Secured Parties shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor, except as and to the extent provided in the last sentence of paragraph (a) of this Section 28.
          (c) The Pledgee and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Pledgor as a result of any of the pledges hereby effected.
          (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Party to appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
          29. EFFECTIVENESS. This Agreement shall become effective on and as of the date hereof when the Pledgee, the Parent Company and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Pledgee.
          30. DELIVERY BY FACSIMILE. Delivery of the signature pages to this Agreement by facsimile shall be as effective as delivery of manually executed counterparts of this Agreement.
***Signature Pages to Pledge Agreement follow***

     IN WITNESS WHEREOF, the parties hereto have caused this PLEDGE AGREEMENT to be duly executed and delivered as of the date first above written.

The Borrower: W LAB ACQUISITION CORP., as the Borrower and a Pledgor
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	CEO

The Parent Company: NEXTERA ENTERPRISES, INC., as the Parent Company and a Pledgor
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	President & CFO

Address of Pledgors:

c/o Nextera Enterprises, Inc.
One Exeter Plaza
699 Boylston Street
Boston, MA 02116

Attention: Michael Muldowney
Telephone: (617) 262-0055
Facsimile: (617) 262-7105
**Signature Page to Pledge Agreement**
***Signature Page to Pledge Agreement follows***

The Pledgee: NEWSTAR FINANCIAL, INC. as Pledgee
By:	/s/ Mark D. Cordes
	Name:	Mark D. Cordes
	Title:	Managing Director

Address of Pledgee:

NewStar Financial, Inc.
500 Boylston Street
Suite 1600
Boston, Massachusetts 02116

Attention: Mark D. Cordes
Telephone: (617) 848-2510
Facsimile: (617) 848-4300
**Signature Page to Pledge Agreement**

PLEDGE AGREEMENT SCHEDULES

Annex A	List of Pledgors

Annex B	Ownership of Subsidiaries

Annex C	List of Equity Interests and Other Securities

ANNEX A
LIST OF PLEDGORS
PRINCIPAL COMPANIES

W Lab Acquisition Corp.	Delaware corporation

Nextera Enterprises, Inc.	Delaware corporation
LIST OF SUBSIDIARY GUARANTORS

Organizational
	Jurisdiction	Identification
Name of Subsidiary Guarantor	and Type	Number
None.

ANNEX B
OWNERSHIP OF SUBSIDIARIES

Name of Subsidiary	Direct Owner
W LAB ACQUISITION CORP.	NEXTERA ENTERPRISES, INC.

ANNEX C
LIST OF EQUITY INTERESTS AND OTHER SECURITIES
I. BORROWER.

	Types of	Number of	Certificate Number
Name of Issuer	Shares or Units	Shares or Units	and % Ownership	Name of Owner
W Lab Acquisition Corp.	common stock	1,000	Certificate No. 1, 100%	Nextera Enterprises, Inc.
II. SUBSIDIARY GUARANTORS.

	Types of	Number of	Certificate
Name of Issuer	Shares or Units	Shares or Units	Number	Name of Owner
None.